      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2006

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                            KIMCO REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

                   MARYLAND                             13-2744380
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

                             3333 NEW HYDE PARK ROAD
                          NEW HYDE PARK, NEW YORK 11042
                                 (516) 869-9000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

           1998 EQUITY PARTICIPATION PLAN OF KIMCO REALTY CORPORATION
                            (Full title of the plan)

                              --------------------

                              BRUCE KAUDERER, ESQ.
                                 GENERAL COUNSEL
                            KIMCO REALTY CORPORATION
                             3333 NEW HYDE PARK ROAD
                          NEW HYDE PARK, NEW YORK 11042
                                 (516) 869-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                                RAYMOND LIN, ESQ.
                              LATHAM & WATKINS LLP
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200

                         CALCULATION OF REGISTRATION FEE


=================================== ===================== ======================= ======================= =====================
                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER          AGGREGATE              AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)             SHARE(2)             OFFERING PRICE        REGISTRATION FEE
----------------------------------- --------------------- ----------------------- ----------------------- ---------------------
Common Stock, par value $0.01
per share not previously                 5,000,000                $36.99               $184,950,000             $19,790
registered....................
=================================== ===================== ======================= ======================= =====================


(1) Represents the number of additional shares of the Company's Common Stock reserved for issuance pursuant to the Second Amendment to the Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation, as approved by the Company's stockholders on May 18, 2006. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of the Company's Common Stock, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.
(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($36.99) of the Company's common stock as reported on the New York Stock Exchange on June 9, 2006.

                                EXPLANATORY NOTE

          On August 13, 1998, Kimco Realty Corporation, a Maryland corporation (the "Company") registered 9,000,000 shares of its common stock, par value $0.01 per share, ("Common Stock"), to be offered or sold to participants under the 1998 Equity Participation Plan of Kimco Realty Corporation, as amended from time to time (the "Plan") pursuant to the Registration Statement on Form S-8 (File No. 333-61323). On June 8, 2001, the Company registered an additional 9,000,000 shares of Common Stock to be offered or sold to participants under the Plan pursuant to the Registration Statement on Form S-8 (File No. 333-62626). The Second Amendment to the Amended and Restated 1998 Equity Participation Plan of Kimco Realty Corporation, as approved by the Company's stockholders on May 18, 2006, amended the Plan to increase the number of shares available for issuance under the Plan by 5,000,000 shares of Common Stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register such additional 5,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.

                           INCORPORATION BY REFERENCE

         The contents of the Registration Statement on Form S-8 (File No. 333-62626) with respect to 9,000,000 shares of Common Stock are hereby incorporated by reference.

                                    EXHIBITS

         5.1      Opinion of Counsel.

         23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

         23.2 Consent of Goldstein Golub Kessler LLP, Independent Registered Public Accounting Firm.

         23.3     Consent of Counsel (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature pages to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of New Hyde Park, State of New York, on June 16, 2006.

                                 KIMCO REALTY CORPORATION


                                 By: /s/ MICHAEL V. PAPPAGALLO
                                     ------------------------------------------
                                      Name: Michael V. Pappagallo
                                      Title: Executive Vice President and
                                             Chief Financial Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Milton Cooper and Michael V. Pappagallo as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                                       Title                            Date
     ---------                                       -----                            ----

       /s/ MARTIN S. KIMMEL                        Director                      June 16, 2006
------------------------------
          Martin S. Kimmel

         /s/ MILTON COOPER            Chairman of the Board of Directors         June 16, 2006
------------------------------           and Chief Executive Officer
             Milton Cooper              (Principal Executive Officer)

      /s/ MICHAEL J. FLYNN               Vice Chairman of the Board of           June 16, 2006
------------------------------          Directors, President and Chief
          Michael J. Flynn                     Operating Officer

   /s/ MICHAEL V. PAPPAGALLO          Executive Vice President and Chief         June 16, 2006
------------------------------                Financial Officer
       Michael V. Pappagallo               (Principal Financial and
                                              Accounting Officer)

      /s/ DAVID B. HENRY                 Vice Chairman of the Board of           June 16, 2006
------------------------------          Directors and Chief Investment
          David B. Henry                            Officer

   /s/ RICHARD G. DOOLEY                           Director                      June 16, 2006
------------------------------
       Richard G. Dooley

     /s/ FRANK LOURENSO                            Director                      June 16, 2006
------------------------------
         Frank Lourenso

      /s/ JOE GRILLS                               Director                      June 16, 2006
------------------------------
          Joe Grills

     /s/ F. PATRICK HUGHES                         Director                      June 16, 2006
------------------------------
         F. Patrick Hughes

   /s/ RICHARD B. SALTZMAN                         Director                      June 16, 2006
------------------------------
       Richard B. Saltzman


                                INDEX TO EXHIBITS


EXHIBIT                DESCRIPTION
-------                -----------
  5.1     Opinion of Counsel.
  23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
  23.2 Consent of Goldstein Golub Kessler LLP, Independent Registered Public Accounting Firm.
  23.3    Consent of Counsel (included in Exhibit 5.1).
  24.1 Powers of Attorney (included on the signature pages to the Registration Statement).